Exhibit 10.10

IN ACCORDANCE WITH ITEM 601(B)(2)(II) OF REGULATION S-K, CERTAIN INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT CONTAINS PERSONALLY IDENTIFIABLE INFORMATION. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

Execution Version

FIRST MODIFICATION

TO

AMENDED AND RESTATED

BUSINESS FINANCING AGREEMENT

This FIRST MODIFICATION TO AMENDED AND RESTATED BUSINESS FINANCING AGREEMENT (this “Modification”) is entered into as of August 1, 2022, by and between MNTN DIGITAL, INC. (f/k/a Steel House, Inc.), a Delaware corporation (the “Borrower”) WESTERN ALLIANCE BANK, an Arizona corporation (“Lender”).

RECITALS

A.                 WHEREAS, Borrower and Lender have entered into financing arrangements as set forth in that certain Amended and Restated business Financing Agreement, dated November 23, 2021, by and between Borrower and Lender (as amended, restated, renewed, extended, supplemented, substituted and otherwise modified from time to time, the “Business Financing Agreement”).

B.                  WHEREAS, Borrower and Lender have agreed to make certain modifications and amendments to the Business Financing Agreement set forth herein.

C.                  Borrower is entering into this Modification with the understanding and agreement that, except as specifically provided herein, none of Lender’s rights or remedies as set forth in the Business Financing Agreement or any other Loan Document is being waived or modified by the terms of this Modification.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.                   Definitions. Capitalized terms used and not defined in this Modification shall have the respective meanings given them in the Credit Agreement.

2.                  Modifications.

(a)                Borrower’s Address. The reference to “3644 Eastham Drive, Culver City, CA 902325” set forth on the first page to the Business Financing Agreement is deleted in its entirety and replaced with “201 West 5th Street, 11th Floor, Austin, TX 78701”.

(b)               Due Diligence Fee. Section 2.2(b) of the Business Financing Agreement is deleted in its entirety and the following substituted therefor:

“(b)           [Intentionally Omitted].”

(c)               Insurance. Section 4.5 of the Business Financing Agreement is deleted in its entirety and the following substituted therefor:

“4.5           Maintain:

(a)              insurance satisfactory to Lender as to amount, nature and carrier covering property damage (including loss of use and occupancy) to any of Borrower's properties, business interruption insurance, public liability insurance including coverage for contractual liability, product liability and workers' compensation, and any other insurance which is usual for Borrower's business. Each such policy shall provide for at least thirty (30) days (ten (10) days for nonpayment of premium) prior notice to Lender of any cancellation thereof, it being understood that the current insurance policy delivered to Lender is acceptable to Lender.

(b)              all risk property damage insurance policies (including without limitation windstorm coverage, and hurricane coverage as applicable) covering the tangible property comprising the Collateral. Each insurance policy must be for the full replacement cost of the Collateral and include a replacement cost endorsement, or in an amount as is customarily carried under similar circumstances by similarly situated persons engaged in the same business as the Borrower. The insurance must include a lender's loss payable endorsement in favor of Lender in a form acceptable to Lender and Lender shall be named as an additional insured with respect to public liability insurance including coverage for contractual liability, product liability and workers’ compensation, it being acknowledged that, as of the date hereof, Lender has received and has deemed each of the foregoing items acceptable to Lender.”

(d)                   Interim Financial Statements. Section 4.14(b) of the Business Financing Agreement is deleted in its entirety and the following substituted therefor:

“(b)            No later than (i) 45 days after the end of each calendar quarter for any Reduced Reporting Period, and (ii) for all other periods, 30 days after the end of each month (including, in each case, the last period in each fiscal year), monthly or quarterly financial statements of Borrower (as applicable), certified and dated by an authorized financial officer. The statements shall be prepared on a consolidated basis.”

(e)                   Projections. Section 4.14(e) of the Business Financing Agreement is deleted in its entirety and the following substituted therefor:

“(e)           Annual board-approved financial projections and operating budgets specifying the assumptions used in creating the projections and budgets. Annual board-approved projections and budgets shall in any case be provided to Lender no later than 60 days after the beginning of each fiscal year.”

(f)             Compliance Certificate. Section 4.14(f) of the Business Financing Agreement is deleted in its entirety and the following substituted therefor:

“(f)            (x) For any Reduced Reporting Period, within 45 days after the end of each calendar quarter, and (y) for all other periods, within 30 days of the end of each month, a Compliance Certificate of Borrower, signed by an authorized financial officer and setting forth (i) the information and computations (in sufficient detail) to establish compliance with all financial covenants at the end of the period covered by the financial statements then being furnished and (ii) whether there existed as of the date of such financial statements and whether there exists as of the date of the certificate, any default under this Agreement and, if any such default exists, specifying the nature thereof and the action Borrower is taking and proposes to take with respect thereto.”

(g)                   Borrowing Base Certificates. Section 4.14(g) of the Business Financing Agreement is deleted in its entirety and the following substituted therefor:

“(g)          (i) For any Reduced Reporting Period, within 45 days after the end of each calendar quarter, and (ii) for all other periods, within 15 days after the end of each calendar month, a roll forward borrowing base certificate, in form and substance satisfactory to Lender, setting forth Eligible Receivables and Receivable Amounts thereof as of the last day of the preceding calendar month or calendar quarter (as applicable).”

(h)                 Agings and other Reports. Section 4.14(h) of the Business Financing Agreement is deleted in its entirety and the following substituted therefor:

“(h)          (i) For any Reduced Reporting Period, within 45 days after the end of each calendar quarter, and (ii) for all other periods, within 15 days after the end of each calendar month, a detailed aging of Borrower’s Receivables by invoice date, together with payable aging, sales or billing journal, cash receipts report, and such other matters as Lender may request.”

(i)                    Name; Organization; Chief Executive Office. Section 3.6 of the Business Financing Agreement is deleted in its entirety and the following substituted therefor:

“3.6          Borrower’s name, form of organization and chief executive office is set forth at the beginning of this Agreement. Borrower is located at its address for notices set forth in this Agreement or as otherwise disclosed in writing to Lender.”

(j)                    Corporate Existence. Section 4.1 of the Business Financing Agreement is deleted in its entirety and the following substituted therefor:

“4.1          Maintain its corporate existence and good standing in its jurisdiction of incorporation and maintain its qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a material adverse effect on Borrower's business or operations, and not merge or consolidate with or into any other business organization, or acquire all or substantially all of the capital stock or property of a third party, unless (i) any such acquired entity becomes a “borrower” under this Agreement and (ii) Lender has previously consented to the applicable transaction in writing.”

(k)                  Maximum Effort and QuickFrame. Section 4.19 of the Business Financing Agreement is deleted in its entirety and the following substituted therefor:

“4.19         Not permit Maximum Effort or QuickFrame Inc. (“QuickFrame”) to own or hold any material assets or property, or conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any material business or operations, unless Borrower has caused Maximum Effort or QuickFrame, as applicable, to provide to Lender a joinder to this Agreement to become a co-borrower hereunder, together with such appropriate financing statements and/or control agreements, all in form and substance satisfactory to Lender (including being sufficient to grant Lender a first priority lien (subject to Permitted Liens) in and to the assets of Maximum Effort or QuickFrame, as applicable,), (b) provided to Lender appropriate certificates and powers (to the extent the beneficial ownership interest in Maximum Effort or QuickFrame, as applicable, is certificated) and financing statements, pledging all of the direct or beneficial ownership interest in Maximum Effort or QuickFrame, as applicable, in form and substance satisfactory to Lender; and (c) provided to Lender all other documentation in form and substance satisfactory to Lender, which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above.”

(l)                    Advance. The definition of “Advance” set forth in Section 12.1 of the Business Financing Agreement is deleted in its entirety and the following substituted therefor:

“Advance” means an advance made by Lender to Borrower under this Agreement. For the avoidance of doubt, use of the Credit Card Facility does not constitute an Advance under this Agreement.”

(m)                  Credit Card Limit. The definition of “Credit Card Limit” set forth in Section 12.1 of the Business Financing Agreement is deleted in its entirety and the following substituted therefor:

“Credit Card Limit” means $[***] or such other amount as is approved by Lender in writing.

(n)                 Due Diligence Fee. The definition of “Due Diligence Fee” set forth in Section 12.1 of the Business Financing Agreement is deleted in its entirety.

(o)                  Letter of Credit Sublimit. The definition of “Letter of Credit Sublimit” set forth in Section 12.1 of the Business Financing Agreement is deleted in its entirety and the following substituted therefor:

“Letter of Credit Sublimit” means $[***].

(p)                   Maturity Date. The definition of “Maturity Date” set forth in Section 12.1 of the Business Financing Agreement is deleted in its entirety and the following substituted therefor:

“Maturity Date” means (i) November 23, 2023 or (ii) such earlier date as Lender shall have declared the Obligations immediately due and payable pursuant to Section 7.2.”

(q)                   Permitted Indebtedness. Clause (a), (j) and (l) of the definition of Permitted Indebtedness are each deleted in their entirety and the following substituted therefor

“(a)           Indebtedness under this Agreement or that is otherwise owed to Lender, including, for the avoidance of doubt, indebtedness under the Credit Card Facility.

(j)             Unsecured indebtedness under business credit cards incurred in the ordinary course of business in an aggregate amount not to exceed $[***] at any time.

(l)             Indebtedness owing pursuant to that certain promissory note, dated as of December 30, 2021 payable to the shareholders of QuickFrame.”

(r)                    Compliance Certificate. Exhibit A to the Business Financing Agreement is deleted in its entirety and replaced with Exhibit A attached hereto.

(s)                   Merger Agreement. The second Exhibit A to the Business Financing Agreement is deleted in its entirety.

(t)                   Seller Note. Exhibit B to the Business Financing Agreement is deleted in its entirety and replaced with Exhibit A attached hereto.

3.             NO DEFENSES OF BORROWER/GENERAL RELEASE. Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Indebtedness. Each of Borrower and Guarantor (each, a “Releasing Party”) acknowledges that Lender would not enter into this Modification without Releasing Party’s assurance that it has no claims against Lender or any of Lender’s officers, directors, employees or agents. Except for the obligations arising hereafter under this Modification, each Releasing Party releases Lender, and each of Lender’s officers, directors and employees from any known or unknown claims that Releasing Party now has against Lender of any nature, including any claims that Releasing Party, its successors, counsel, and advisors may in the future discover they would have now had if they had known facts not now known to them, whether founded in contract, in tort or pursuant to any other theory of liability, in each case, that relate to, arise out of or otherwise are in connection with the Loan Documents or any of the negotiations, events or circumstances arising of or related to the Business Financing Agreement or the transactions contemplated thereby through the date of this Modification. Each Releasing Party acknowledges and agrees that they have been informed by their attorneys and advisors of, and are familiar with, and do hereby expressly waive, the provisions of Section 1542 of the California Civil Code, and any similar statute, code, law, or regulation of any state or the United States, to the full extent that they may waive such rights and benefits. Civil Code section 1542 provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

The provisions, waivers and releases set forth in this section are binding upon each Releasing Party and its shareholders, agents, employees, assigns and successors in interest. The provisions, waivers and releases of this section shall inure to the benefit of Lender and its agents, employees, officers, directors, assigns and successors in interest. The provisions of this section shall survive payment in full of the Obligations, full performance of all the terms of this Modification and the Business Financing Agreement, and/or Lender’s actions to exercise any remedy available under the Business Financing Agreement or otherwise.

4.             CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Indebtedness, Lender is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Loan Documents. In addition, Borrower represents, warrants and covenants that since the date of the Business Financing Agreement or the last modification, consent or waiver to the Business Financing Agreement, if any, none of Borrower’s officers authorized to sign this Modification have changed. Except as expressly modified pursuant to this Modification, the terms of the Loan Documents remain unchanged and in full force and effect. Lender’s agreement to modifications to the existing Indebtedness pursuant to this Modification in no way shall obligate Lender to make any future modifications to the Indebtedness. Nothing in this Modification shall constitute a satisfaction of the Indebtedness. It is the intention of Lender and Borrower to retain as liable parties all makers and endorsers of Loan Documents, unless the party is expressly released by Lender in writing. No maker, endorser, or guarantor will be released by virtue of this Modification. The terms of this paragraph apply not only to this Modification, but also to any subsequent modification agreements.

5.            EFFECTIVENESS OF THIS MODIFICATION. This Modification, and the waivers provided for herein, shall become effective upon the satisfaction, as determined by Lender, of the following conditions.

(a)                  Modification. Lender shall have received this Modification fully executed in a sufficient number of counterparts for distribution to all parties.

(b)                  Representations and Warranties. The representations and warranties set forth herein and in the Business Financing Agreement must be true and correct.

6.            CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; REFERENCE PROVISION. This Modification constitutes a “Loan Document” as defined and set forth in the Business Financing Agreement, and is subject to Sections 13 and 14 of the Business Financing Agreement, which are incorporated by reference herein.

7.              Notice of Final Agreement. By signing this document each party represents and agrees that: (a)  this written agreement represents the final agreement between the parties, (b) there are no unwritten oral agreements between the parties, and (c) this written agreement may not be contradicted by evidence of any prior, contemporaneous, or subsequent oral agreements or understandings of the parties.

8.             COUNTERPARTS; FACSIMILE SIGNATURES. This Modification may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile or other similar form of electronic transmission shall be deemed to be an original signature hereto.

9.             CONSISTENT CHANGES. The Loan Documents are each hereby amended wherever and to the extent necessary to reflect the changes described above.

10.           RATIFICATION. Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Business Financing Agreement, as amended hereby, and the other Loan Documents effective as of the date hereof.

11.          INTEGRATION. This Modification, together with the Business Financing Agreement and the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Modification to be duly executed and delivered by their authorized officers as of the day and year first above written.

BORROWER:

MNTN DIGITAL, INC.

By:	/s/ Patrick Pohlen
Name:	Patrick Pohlen
Title:	Chief Financial Officer

LENDER:

WESTERN ALLIANCE BANK

By:	/s/ Victor Le
Name:	Victor Le
Title:	Senior Director

[Signature page to First Modification to Amended and Restated Business Financing Agreement]

EXHIBIT A

COMPLIANCE CERTIFICATE

TO:	WESTERN ALLIANCE BANK, an Arizona corporation (“Lender”)

FROM:	MNTN DIGITAL, INC., a Delaware corporation (“Borrower”)

The undersigned authorized officer of Borrower hereby certifies, solely in his or her capacity as an officer of Borrower and not in his or her individual capacity, that in accordance with the terms and conditions of the Amended and Restated Business Financing Agreement between Borrower and Lender (the “Agreement”), (i) Borrower is in complete compliance for the period ending                            with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required			Complies

Monthly financial statements and Compliance Certificate	Quarterly* within 45 days		Yes	No

Annual financial statements (CPA-audited)	FYE within 180 days		Yes	No

10-Q, 10-K and 8-K	Within 5 days of filing		Yes	No

Roll Forward Borrowing Base certificate, A/R Agings, A/P Agings, sales or billings journal, cash receipts report	Quarterly* within 45 days		Yes	No

Annual financial projections (Board-approved)	FYE within 60 days		Yes	No

Financial Covenants	Required	Actual		Complies

Adjusted Quick Ratio (tested quarterly*)	[***]:1.00	:1.00	Yes	No

Deposits

Deposits maintained with Lender: $_________
Deposits held outside of Lender: $_________

*Quarterly reporting and financial covenant testing only applies to Reduced Reporting Periods. Monthly reporting and financial covenant testing applies for all other periods.

[Continued on following page.]

Comments Regarding Exceptions:

See Attached. Sincerely,

SIGNATURE

TITLE

DATE